UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2016 Annual Management Incentive Program

On February 10, 2016, the Compensation Committee (the "Committee") of the Board of Directors of Drew Industries Incorporated ("Drew") or the "Company") approved the 2016 Annual Incentive Program for the Company’s senior officers (the “2016 Program”), pursuant to the Drew Industries Incorporated Equity Award & Incentive Plan, as amended and restated. Under the 2016 Program, participants earn incentive compensation based on the results of Company financial performance measurements for the program year, which for 2016 may be based on goals for Return on Invested Capital (“ROIC”), revenue growth, or a combination thereof. With respect to the Company's named executive officers, 10% of the incentive award that is calculated based on a formula related to ROIC is also subject to achievement of revenue growth targets. If 2016 ROIC is greater than 15% and less than 18% (“Tier 1”), incentive compensation payable to participants of the 2016 Program would equal a sharing percentage of consolidated operating profit within the tier established by the Committee for each participant and ranging from 0.03% to 3.0%. If 2016 ROIC is greater than 18% and less than 21% (“Tier 2”), incentive compensation payable to participants of the 2016 Program would equal a sharing percentage of consolidated operating profit within the tier established by the Committee for each participant and ranging from 0.06% to 4.0%, plus the amount calculated for the Tier 1 bonus. If 2016 ROIC is greater than 21% (“Tier 3”), incentive compensation payable to participants of the 2016 Program would equal a sharing percentage of consolidated operating profit within the tier established by the Committee for each participant and ranging from 0.09% to 5.0%, plus the amount calculated for the Tier 1 and Tier 2 bonus. Once the bonus payment amount is determined, payment will be made in cash up to twice the participant’s base salary, and any excess will be paid out half in cash and half in deferred stock units (“DSUs”) with a minimum deferral period of one year. The 2016 Program includes, among other provisions, termination and clawback provisions.

The description of the 2016 Program contained herein is a summary of the material terms of the 2016 Program, does not purport to be complete, and is qualified in its entirety by reference to the 2016 Program, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Performance Stock Award and Deferred Stock Award Agreements

Also on February 10, 2016, the Committee approved terms and conditions for long-term incentive grants of performance shares and DSUs for the Company's senior officers, including its named executive officers, pursuant to the Drew Industries Incorporated Equity Award & Incentive Plan, as amended and restated.

The 2016 performance shares provide for full vesting of the awards after three years, subject to the rate of cumulative growth over a two-year measurement period of the Company’s adjusted earnings per share above a benchmark EPS of $3.02. The performance shares will require a 12% annualized growth rate in adjusted EPS to earn the target number of shares, and an 18% annualized growth rate to achieve the maximum opportunity of 150% of the target shares. The 2016 DSUs contain a time-based three year vesting schedule, with vesting occurring annually in one-third increments. 67% of the equity awards for named executive officers are performance-based, and 33% vest over time alone. The award agreements include, among other provisions, termination, change-in-control, and clawback provisions.

The description of the Performance Stock Award and Deferred Stock Award Agreements contained herein is a summary, does not purport to be complete, and is qualified in its entirety by reference to the Performance Stock Award and Deferred Stock Award Agreements, which are attached to the Company's Current Report on Form 8-K filed on March 4, 2015 as Exhibit 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01, "Regulation FD Disclosure." Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Transcript of Earnings Conference Call as contained in Exhibit 99.1 and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	2016 Management Incentive Plan

99.1	Transcript of Earnings Conference Call held on February 11, 2016

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By: /s/ Robert A. Kuhns Robert A. Kuhns Chief Legal Officer and Secretary

Dated: February 12, 2016

3